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                                                                EXHIBIT (3)(b)
                                    BY-LAWS
                                       OF
                             SUNDSTRAND CORPORATION
                            (A Delaware Corporation)
                           Effective January 2, 1995

                                   ARTICLE I
                                    OFFICES

         Section 1.1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

         Section 1.2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

         Section 2.1. PLACE OF MEETINGS. All annual and special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be fixed by the Board and specified in the notice of the meeting.

         Section 2.2. ANNUAL MEETINGS. An annual meeting of stockholders shall be held on such date and at such hour as may be fixed by the Board and specified in the notice of the meeting, when they shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 2.3. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote in person or by proxy at any meeting of stockholders.

         Section 2.4. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning eighty percent or more in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.5. NOTICE OF MEETINGS. Except as otherwise expressly provided by law or by the Certificate of Incorporation or these By- Laws, written or printed notice of each annual or special meeting of stockholders shall be given by mail at least ten but not more than sixty days before the meeting to the stockholders of record entitled to vote thereat. Every such notice shall be directed to a stockholder at his address as it shall appear on the transfer books of the Corporation; shall state the date, time and place of the meeting; and, in the case of a special meeting, shall state briefly the purposes thereof. Business transacted at all special meetings shall be confined to the purposes stated in the notice thereof.

         Section 2.6. QUORUM AND ADJOURNMENTS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted
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which might have been transacted at the meeting as originally notified.  The absence from any meeting of the number required by law or by the Certificate of Incorporation or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if the number required in respect of such other matter or matters shall be present. Once a quorum is present at a meeting, it shall be deemed to be acting thereafter throughout the meeting, irrespective of any withdrawals. Nothing in these By-Laws shall affect the right to adjourn where a quorum is present.

         Section 2.7. VOTING BY STOCKHOLDERS. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney or agent thereunto authorized in writing, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder present in person or by proxy at any meeting shall have, on each matter on which stockholders are entitled to vote, one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

         Section 2.8. NEW BUSINESS PROPOSALS AT ANNUAL MEETINGS. Only such new business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders, as shall have been properly brought before such annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8. A stockholder who wishes to bring a proposal before an annual meeting shall give timely notice thereof in writing to the Secretary of the Corporation. Such notice, to be timely, shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the Corporation at least sixty days but not more than ninety days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, such notice by a stockholder to be timely shall be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the scheduled annual meeting was mailed or the day on which public disclosure thereof was made.

         Each such stockholder notice shall set forth as to each proposal to be brought before the annual meeting (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the transfer books of the Corporation, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting the proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal, and (d) any financial interest of the stockholder in such proposal.

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 2.8. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.8 in any material respect, the Secretary shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such notice of deficiency is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this
Section 2.8 in any material respect, then the Board of Directors may reject such proposal. The Secretary shall notify the stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section 2.8. Notwithstanding the procedure set forth in this Section 2.8, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this
Section 2.8. If the presiding officer determines that the stockholder's proposal was not made in accordance with the terms of this Section 2.8, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This Section 2.8 shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.
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                                  ARTICLE III
                                   DIRECTORS

         Section 3.1. NUMBER, ELECTION AND TERMS OF OFFICE OF DIRECTORS. The number of directors which shall constitute the whole Board shall be eleven in number. Directors need not be stockholders in the Corporation. Except as provided in Section 3.3, the directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation. The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1971, the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1972, and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1973, or thereafter in each case when their respective successors are elected and qualified. At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and qualified.

         Section 3.2. CORPORATE RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State of Delaware, outside of Delaware at such place or places as they may from time to time determine.

         Section 3.3. VACANCIES. Vacancies occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until his successor is elected and qualified. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve for the term provided herein for the class of directors for which such director was elected.

         Section 3.4. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.5. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.6. ANNUAL MEETINGS. The first meeting of each newly elected Board shall constitute the annual meeting of said Board and shall be convened as soon as is conveniently possible but in no event more than two weeks after the date of the annual meeting of stockholders in each year at such time and place as shall be fixed by the Chairman of the Board.

         Section 3.7. REGULAR MEETINGS. Regular meetings of the Board shall be held upon notice, or without notice, at least quarterly, at such time and place as shall from time to time be determined by the Board.

         Section 3.8. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or any four directors. Notice of each special meeting of the Board may be given by mail, telegraph or cable, personal delivery or telephone. Notice by mail shall be given at least three days before the meeting; notice by any other means shall be given a reasonable period of time before the time of such meeting but in no event shall such notice be given less than one hour before such meeting. If notice is by telephone, such notice shall be promptly confirmed by telegraph or cable to each director.

         Section 3.9. QUORUM. At all meetings of the Board, the presence of a majority of the full number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
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         Section 3.10. ACTION BY BOARD WITHOUT MEETING.  Notwithstanding
anything contained in these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the Committee.

         Section 3.11. COMPENSATION OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any Committee may be allowed like compensation for their services to the Corporation.

         Section 3.12. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, Committee, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of the Committee which authorizes the contract or transaction.

         Section 3.13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the directors of the Corporation. Any such Committee, to the extent provided in the resolution not inconsistent with the provisions of the Statutes of Delaware, shall have and may exercise the powers and authority of the Board of Directors in the management of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the members of the Committee then holding office shall constitute a quorum at all meetings and each such Committee shall keep regular minutes of its proceedings and report the same to the whole Board.

         Section 3.14. NOMINATION FOR ELECTION OF DIRECTORS. Nominations for the election of Directors shall be properly made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally; provided, however, that any such stockholder may nominate one or more persons for election as Directors at a meeting only if such stockholder has given written notice of such stockholder's intent, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address, as they appear on the transfer books of the Corporation, of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

         The presiding officer of any meeting at which a stockholder or its representative attempts to nominate one or more persons for election as directors may refuse to acknowledge the nomination of any person not made in compliance with the provisions of this Section 3.14.
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                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. DESIGNATION: NUMBER. The officers of the Corporation shall consist of a Chairman of the Board and Chief Executive Officer; an Executive Vice President and Chief Financial Officer; an Executive Vice President and Chief Operating Officer, Aerospace; an Executive Vice President and Chief Operating Officer, Industrial; an Executive Vice President for Special Projects; a Vice President, Personnel and Public Relations; a Vice President and General Counsel; one or more other Vice Presidents; a Secretary; a Treasurer; and a Controller, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Chairman of the Board and Chief Executive Officer may appoint a Tax Director, one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other officers and agents as the Chairman of the Board and Chief Executive Officer may deem necessary or desirable, who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined by the Chairman of the Board and Chief Executive Officer from time to time. Any Executive Vice President or Vice President designated by a resolution of the Board of Directors or by delegation of the Chairman of the Board and Chief Executive Officer shall have authority to sign contracts and any other documents as specifically authorized by the Board of Directors or the Chairman of the Board and Chief Executive Officer or which are within the ordinary course of the business of the Corporation.

         Section 4.2. NON-CORPORATE OFFICERS. The Chairman of the Board and Chief Executive Officer shall have authority to appoint from time to time officers of divisions, product groups or other segments of the Corporation's business for such terms, with such authority and at such salary as the Chairman of the Board and Chief Executive Officer in his sole discretion shall determine; provided, however, such appointed officer shall under no circumstances have authority to bind any other division, product group or other segment of the Corporation's business nor to bind the Corporation, except as to the normal and usual business affairs of the division, product group or other segment of the Corporation's business of which he is an officer. Such appointed officer, as such, shall not be construed as an officer of the Corporation.

         Section 4.3. SALARIES. The salaries of the officers elected pursuant to Section 4.1 above shall be determined by the Board of Directors. The salaries of all other officers and agents of the Corporation appointed by the Chairman of the Board and Chief Executive Officer shall be determined by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

         Section 4.4. REMOVAL. Any officer elected by the Board of Directors and any officer or agent appointed by the Chairman of the Board and Chief Executive Officer, as the case may be, may be removed at any time by the Board of Directors or the Chairman of the Board and Chief Executive Officer, respectively, whenever in its or his judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any elected office of the Corporation shall be filled by the Board of Directors.

         Section 4.5. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of stockholders and of the Board and shall see that all orders and resolutions of the Board are carried into effect. Subject to the control of the Board, the Chairman of the Board and Chief Executive Officer shall have general supervision, control and management of the affairs and business of the Corporation. The Chairman of the Board and Chief Executive Officer and/or the Executive Vice President and Chief Financial Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 4.6. EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.
The Executive Vice President and Chief Financial Officer shall be the chief financial officer of the Corporation and shall be in charge of the financial, accounting, taxation, administration, personnel and public relations activities of the Corporation and shall be under the direction and report to the Chairman of the Board and Chief Executive Officer. He and/or the Chairman of the Board and Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 4.7. EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER, AEROSPACE. The Executive Vice President and Chief Operating Officer, Aerospace shall be the chief operating officer of the Corporation's aerospace businesses. He shall assist the Chairman of the Board and Chief Executive Officer in the general supervision, control and management of the affairs and business of the Corporation's aerospace businesses and the Corporation's government contracts and compliance activities.

         Section 4.8. EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER, INDUSTRIAL. The Executive Vice President and Chief Operating Officer, Industrial shall be the chief operating officer of the Corporation's industrial businesses. He shall assist the Chairman of the Board and Chief Executive Officer in the general supervision, control and management of the affairs and business of the Corporation's industrial businesses.

         Section 4.9. EXECUTIVE VICE PRESIDENT FOR SPECIAL PROJECTS. The Executive Vice President for Special Projects shall assist the Chairman of the Board and Chief Executive Officer in managing strategic business issues for the Corporation and shall perform such other duties as may be prescribed by the Chairman of the Board and Chief Executive Officer.

         Section 4.10. VICE PRESIDENT, PERSONNEL AND PUBLIC RELATIONS. The Vice President, Personnel and Public Relations shall be in charge of the personnel functions of the Corporation and shall be directly responsible in such capacity for labor relations involving the Corporation and its employees. He shall also be in charge of the public relations activities of the Corporation. He shall be under the direction of and report to the Executive Vice President and Chief Financial Officer.

         Section 4.11. VICE PRESIDENT AND GENERAL COUNSEL. The Vice President and General Counsel shall be the chief legal officer of the Corporation, shall be responsible for all legal matters involving the Corporation and shall direct the Corporation's legal staff. He shall be under the direction of and report to the Chief Executive Officer.

         Section 4.12. OTHER VICE PRESIDENTS. The other Vice Presidents shall perform such duties as may be prescribed by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

         Section 4.13. SECRETARY AND ASSISTANT SECRETARIES.
         (a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for Committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board and Chief Executive Officer. He shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.
         (b) The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Chairman of the Board and Chief Executive Officer shall prescribe.

         Section 4.14. TREASURER AND ASSISTANT TREASURERS.
         (a) The Treasurer shall, subject to the direction of the Executive Vice President and Chief Financial Officer, have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.
         (b) He shall disburse the funds of the Corporation when proper to do so, taking proper vouchers for such disbursements, and shall render to the Executive Vice President and Chief Financial Officer, the Chairman of the Board and Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
         (c) If required by the Board of Directors, he shall give the Corporation a bond in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
         (d) The Treasurer shall be under the direction of and report to the Executive Vice President and Chief Financial Officer.
         (e) The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Executive Vice President and Chief Financial Officer shall prescribe.

         Section 4.15. CONTROLLER AND ASSISTANT CONTROLLERS.
         (a) The Controller shall be the chief accounting officer of the Corporation and shall be responsible for the installation and supervision of all accounting records, including the preparation and interpretation of financial statements, the continuous audit of accounts and records, and such other duties usually incident to the office of Controller. He shall be under the direction of the Executive Vice President and Chief Financial Officer and shall, in addition to the foregoing duties, perform such other duties as may be assigned to him by the Board of Directors or the Executive Vice President and Chief Financial Officer.
         (b) The Assistant Controllers in the order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors or the Executive Vice President and Chief Financial Officer shall prescribe.

         Section 4.16. TAX DIRECTOR. The Tax Director shall be responsible for the preparation and signing of all federal and state tax returns, consents, elections, closing agreements and all other documents related to the determination of any federal or state tax liability of the Corporation, and as such shall be under the direction of and report to the Executive Vice President and Chief Financial Officer.

                                   ARTICLE V
                           SHARES AND THEIR TRANSFER

         Section 5.1. CERTIFICATES OF STOCK. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board, and during the period while more than one class of stock or more than one series of any class of the Corporation is authorized, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, or else there shall appear on the certificates a statement that the Corporation shall furnish such information to a stockholder without charge if it be requested. They shall exhibit the holder's name and number of shares, and, with respect to each class of stock of the Corporation, or series thereof, if there be more than one class or series thereof, shall bear a distinguishing letter, and each class or series thereof, if any, shall be numbered serially and be issued in consecutive order. They shall bear the Corporate seal or a facsimile thereof and shall be signed by the Chairman of the Board and Chief Executive Officer, an Executive Vice President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. TRANSFER OF STOCK. Upon surrender to the Corporation or its transfer agent of a certificate representing shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled, and the transaction recorded upon the books of the Corporation.

         Section 5.3. LOST, STOLEN OR DESTROYED CERTIFICATES. Any person, claiming a certificate for shares of the Corporation to be lost, stolen or destroyed, shall make affidavit of the fact and lodge the same with the Secretary of the Corporation accompanied by a signed application for a new certificate. Such person shall also give the Corporation a bond of indemnity with one or more sureties satisfactory to the Board of Directors, and in an amount which in their judgment shall be sufficient to save the Corporation from loss, or shall qualify under such blanket bond as may from time to time be approved by the Board of Directors, and thereupon the proper officers may cause to be issued a new certificate of like tenor with the one alleged to be lost, stolen or destroyed.

         Section 5.4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         Section 5.5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section 5.6. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint a transfer agent and registrar in one or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signatures of a transfer agent and registrar; and may provide that such certificates shall be transferable in more than one city.

                                   ARTICLE VI
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, and with respect to the Employee Retirement Income Security Act of 1974, or any other applicable laws, as from time to time in effect, indemnify any officer, director or employee of the Corporation or an affiliated corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of the Corporation as an individual Trustee, Committee member, administrator or fiduciary of a pension or other benefit plan for employees of the Corporation, or of an affiliated corporation or other enterprise.

         Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

         The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, to any person who is or was a party or is threatened to be made a party to any such threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by applicable laws.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.1. CHECKS, DRAFTS AND OTHER INSTRUMENTS; SECURITY VOTING AND PROXIES. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate. In the absence of specific action by the Board of Directors, the Chairman of the Board and Chief Executive Officer or any Executive Vice President or Vice President shall have the authority to grant proxies to vote, or vote, on behalf of the Corporation the securities of other corporations, both domestic and foreign, held by the Corporation.

         Section 7.2. SEAL. The corporate seal of the Corporation shall be in such form as the Board of Directors may determine and shall include the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced.

         Section 7.3. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January in each year and end on the following 31st day of December.

         Section 7.4. NOTICES. Notice by mail shall be deemed to have been given at the time the same shall be mailed. Notice by telegraph shall be deemed to have been given when the same shall have been delivered for prepaid transmission into the custody of a company ordinarily engaged in the transmission of such messages.

         Section 7.5. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of the laws of the State of Delaware or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as may be otherwise specifically provided by law, any waiver by mail, telegraph, cable or wireless bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any person at any meeting either in person or by proxy shall be deemed the equivalent of a waiver in writing duly signed, except where the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 7.6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of law and of the Certificate of Incorporation.

         Section 7.7. CREATION OF RESERVES. Before payment of any dividend or making any distribution of profits, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, may think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may at any time modify or abolish any such reserve in the manner in which it was created.

         Section 7.8. AMENDMENTS. These By-Laws may be altered or repealed by the affirmative vote of the majority of the entire number of directors specified from time to time in the restated Certificate of Incorporation at any regular meeting of the Board or at any special meeting of the Board, if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that any provisions of these By-Laws resulting from such alteration or repeal shall at all times be in conformance with the Restated Certificate of Incorporation and the laws of the State of Delaware.